*********************
[GRAPHIC OMMITED]                                          TRANSOCEAN INC.
                                                           Post Office Box 2765
Transocean                                                 Houston TX 77252 2765
********************************************************************************


ANALYST  CONTACT:   Jeffrey  L.  Chastain            NEWS  RELEASE
                    713-232-7551
MEDIA  CONTACT:     Guy  A.  Cantwell                FOR RELEASE: April 29, 2003
                    713-232-7647

                             TRANSOCEAN INC. REPORTS
                           FIRST QUARTER 2003 RESULTS

     HOUSTON--Transocean Inc. (NYSE: RIG) today announced that net income for the three months ended March 31, 2003 was $47.2 million, or $0.15 per diluted share, on revenues of $616.0 million. The first quarter 2003 results compare to a net loss of $1,286.4 million, or $3.98 per diluted share on revenues of $667.9 for the three months ended March 31, 2002. Results for the first three months of 2002 included a non-cash charge of $1,363.7 million, or $4.22 per diluted share, to reflect the impairment of goodwill associated with the company's Gulf of Mexico Shallow and Inland Water reporting unit following the January 2002 adoption of Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets. Excluding the non-cash charge for impairment of goodwill, net income for the three months ended March 31, 2002 was $77.3 million, or $0.24 per diluted share.

     Operating revenues from the company's International and U.S. Floater Contract Drilling Services business segment totaled $562.7 million during the three months ended March 31, 2003, an 8% decline from revenues of $612.6 million recorded for the three months ended December 31, 2002. Operating revenues for the first quarter of 2003 included $21.6 million related to costs incurred and billed to customers on a reimbursable basis. Prior to 2003, similar items were reflected as a reduction of operating and maintenance expense. The decline in segment revenues was due primarily to lower semisubmersible dayrates in the North Sea, reduced activity in Southeast Asia and planned downtime and contract preparation on two of our deepwater rigs. Operating income before general and administrative expense for this segment was $144.0 million for the three months ended March 31, 2003 as compared to a $2,309.8 million loss for the fourth quarter of 2002, which included a non-cash charge of $2,494.1 million pertaining to the impairment of goodwill. Field operating income (defined as revenues less operating and maintenance expenses) of $247.2 million declined 16% during the three months ended March 31, 2003, compared to field operating income of $295.8 million achieved in the fourth quarter of 2002. The reduction in field operating income was caused primarily by declining revenues, while operating and maintenance expenses remained essentially unchanged from levels in the fourth quarter of 2002 due in part to the change noted above on reimbursable costs. At April 29, 2003, the company had 58% of the remaining fleet days in 2003 associated with this business segment committed to firm contracts, up from 51% at January 30, 2003.

     Operating revenues from the company's Gulf of Mexico Shallow and Inland Water business segment were $53.3 million during the three months ended March 31, 2003, up 3% from levels experienced in the fourth quarter of 2002. Operating revenues for the first quarter of 2003 included $4.8 million related to costs incurred and billed to customers on a reimbursable basis. Operating loss before general and administrative expense for this segment was $28.5 million for the first quarter of 2003 compared to an operating loss of $403.5 million for the fourth quarter of 2002, which included a non-cash charge of $381.9 million pertaining to impairment of goodwill. A field operating loss of $5.3 million was recorded during the first quarter of 2003, compared to field operating income of $2.3 million during the fourth quarter of 2002. The field operating loss in the first quarter of 2003 was due chiefly to higher operating and maintenance expenses associated with jackup rigs being activated for service.

     Cash flow from operations was $190.8 million during the three months ended March 31, 2003 and cash and cash equivalents increased to $1,520.4 million, from $1,214.2 million at December 31, 2002. Long-term debt plus debt due within one year (total debt) at March 31, 2003 equaled $4,619.8 million compared to total debt of $4,678.0 million at December 31, 2002. Net Debt (defined as total debt less cash and cash equivalents and swap receivables) declined to $3,099.4 million at March 31, 2003, from $3,282.5 million at December 31, 2002.

     Robert L. Long, President and Chief Executive Officer of Transocean Inc., stated, "Mid-water semisubmersible dayrates in the North Sea and activity in Southeast Asia have deteriorated and these lower levels could persist through the balance of the year. Also, the Gulf of Mexico market segment for deepwater rigs continues to be over-supplied, resulting in periodic downtime on some units. Furthermore, while we have seen some signs of increased activity in our Gulf of Mexico Shallow and Inland Water business segment, the recovery to date has been limited. As a result of the uncertainty in the market, along with scheduled shipyard and rig reactivation programs, the previously announced labor dispute in Nigeria and an anticipated loss associated with the early retirement of debt, the company expects a deterioration in its financial results for the second quarter of 2003. Due to the number of jurisdictions where we operate which impose taxes that are effectively based on revenue rather than on net profits, these results are expected to lead to a higher effective tax rate. In summary, the remainder of 2003 continues to develop as a difficult year for our business."

     Conference  Call  Information
     -----------------------------

     The company will conduct a teleconference call at 10:00 a.m. EDT on April 29, 2003. Individuals who wish to participate in the teleconference call should dial 212-329-1454 approximately five to 10 minutes prior to the scheduled start time of the call.

     In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company's website at www.deepwater.com and selecting "Investor Relations." It may also be
           -----------------
accessed via the internet at www.CompanyBoardroom.com by typing in the company's
                             ------------------------
New  York  Stock  Exchange  trading  symbol,  "RIG."

     A telephonic replay of the conference call should be available after 1:00 p.m. EDT on April 29 and can be accessed by dialing 303-590-3000 and referring to the passcode 533691. Also, a replay will be available through the internet and can be accessed by visiting either of the above-websites. Both replay options will be available for approximately 30 days.

     Monthly  Fleet  Update  Information
     -----------------------------------

     Drilling rig status and contract information on Transocean Inc.'s offshore drilling fleet has been condensed into two reports titled "Monthly Fleet Update" and "Monthly Fleet Update - Jackups and Barges," which are available through the company's website at www.deepwater.com. The reports are located in the
                        -----------------
"Investor  Relations/Financial  Reports" section of the website.  By subscribing
 --------------------------------------
to  the Transocean Financial Report Alert, you will be immediately notified when
        ---------------------------------
new  postings  are  made to this
page by an automated e-mail that will provide a link directly to the page that has been updated. Shareholders and other interested parties are invited to sign up for this service.

     Statements regarding future market conditions, dayrates, activity levels, downtime, shipyard and rig reactivation programs, anticipated loss associated with debt retirement, effective tax rate, financial results, estimated contract duration, contract commencement dates and locations, as well as any other statements that are not historical facts in this release or our monthly fleet update, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to the future price of oil and gas, demand for rigs, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, competition, risks of drilling, contract terminations or suspensions and other factors detailed in the company's most recent Form 10-K for the year ended December 31, 2002 and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

     Transocean Inc. is the world's largest offshore drilling contractor with more than 170 full or partially owned and managed mobile offshore drilling units, inland drilling barges and other assets utilized in the support of offshore drilling activities worldwide. The company's mobile offshore drilling fleet is considered one of the most modern and versatile in the world with 13 fifth-generation semisubmersibles and drillships, 15 other deepwater semisubmersibles and drillships, 32 mid-water semisubmersibles and drillships and 55 jackup drilling rigs. Transocean Inc. specializes in technically demanding segments of the offshore drilling business, including industry-leading positions in deepwater and harsh environment drilling services. With a current equity market capitalization in excess of $6 billion, the company's ordinary shares are traded on the New York Stock Exchange under the symbol "RIG."

                                       ###                                 03-12

                                    TRANSOCEAN INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (In millions, except per share data)
                                               (Unaudited)

                                                                           Three Months Ended March 31,
                                                                          ------------------------------
                                                                               2003            2002
                                                                          --------------  --------------
Operating Revenues
  Contract Drilling Revenues                                              $       589.6   $       667.9
  Client Reimbursable Revenues                                                     26.4               -
                                                                                  616.0           667.9

Costs and Expenses
  Operating and maintenance                                                       374.1           381.0
  Depreciation                                                                    126.8           125.6
  General and administrative                                                       13.9            19.8
  Impairment loss on long-lived assets                                              1.0             1.1
  Gain from sale of assets, net                                                    (1.4)           (1.9)
                                                                                  514.4           525.6

Operating Income                                                                  101.6           142.3

Other Income (Expense), net
  Equity in earnings of joint ventures                                              3.6             1.9
  Interest income                                                                   6.9             4.2
  Interest expense                                                                (52.6)          (55.9)
  Other, net                                                                       (0.6)           (0.7)
                                                                                  (42.7)          (50.5)

Income Before Income Taxes, Minority Interest and Cumulative Effect
  of a Change in Accounting Principle                                              58.9            91.8

Income Tax Expense                                                                 11.8            13.8
Minority Interest                                                                  (0.1)            0.7
Net Income Before Cumulative Effect of a Change in Accounting Principle            47.2            77.3

Cumulative Effect of  a Change in Accounting Principle                                -        (1,363.7)
Net Income (Loss)                                                         $        47.2   $    (1,286.4)

Basic Earnings (Loss) Per Share
  Income Before Cumulative Effect of a Change in Accounting Principle     $        0.15   $        0.24
  Loss on Cumulative Effect of a Change in Accounting Principle                       -           (4.27)
   Net Income (Loss)                                                      $        0.15   $       (4.03)

Diluted Earnings (Loss) Per Share
  Income Before Cumulative Effect of a Change in Accounting Principle     $        0.15   $        0.24
  Loss on Cumulative Effect of a Change in Accounting Principle                       -           (4.22)
   Net Income (Loss)                                                      $        0.15   $       (3.98)

Weighted Average Shares Outstanding
  Basic                                                                           319.7           319.1
  Diluted                                                                         321.6           323.1

                                TRANSOCEAN INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In millions, except share data)


                                                                    March 31,     December 31,
                                                                   ------------  --------------
                                                                       2003           2002
                                                                   ------------  --------------
                                                                   (Unaudited)
                                         ASSETS
Cash and Cash Equivalents                                          $   1,520.4   $     1,214.2
Accounts Receivable
  Trade                                                                  417.3           437.6
  Other                                                                   64.4            61.7
Materials and Supplies                                                   157.1           155.8
Deferred Income Taxes                                                     17.1            21.9
Other Current Assets                                                      53.7            20.5
   Total Current Assets                                                2,230.0         1,911.7

Property and Equipment                                                10,201.6        10,198.0
Less Accumulated Depreciation                                          2,290.2         2,168.2
   Property and Equipment, net                                         7,911.4         8,029.8

Goodwill, net                                                          2,190.6         2,218.2
Investments in and Advances to Joint Ventures                            110.7           108.5
Deferred Income Taxes                                                     26.2            26.2
Other Assets                                                             193.5           370.7
     Total Assets                                                  $  12,662.4   $    12,665.1

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts Payable                                                   $     132.6   $       134.1
Accrued Income Taxes                                                      18.8            59.5
Debt Due Within One Year                                               1,051.7         1,048.1
Other Current Liabilities                                                295.2           262.2
     Total Current Liabilities                                         1,498.3         1,503.9

Long-Term Debt                                                         3,568.1         3,629.9
Deferred Income Taxes                                                    102.4           107.2
Other Long-Term Liabilities                                              291.9           282.7
     Total Long-Term Liabilities                                       3,962.4         4,019.8

Commitments and Contingencies

Preference Shares, $0.10 par value; 50,000,000 shares authorized,
     none issued and outstanding                                             -               -
Ordinary Shares, $0.01 par value; 800,000,000 shares authorized,
     319,768,212 and 319,219,072 shares issued and outstanding at
     March 31, 2003 and December 31, 2002, respectively                    3.2             3.2
Additional Paid-in Capital                                            10,635.8        10,623.1
Accumulated Other Comprehensive Loss                                     (31.1)          (31.5)
Retained Deficit                                                      (3,406.2)       (3,453.4)
     Total Shareholders' Equity                                        7,201.7         7,141.4
     Total Liabilities and Shareholders' Equity                    $  12,662.4   $    12,665.1

                                    TRANSOCEAN INC. AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (In millions)
                                              (Unaudited)

                                                                              Three Months Ended March 31,
                                                                              ----------------------------
                                                                                    2003        2002
                                                                                  ---------  ----------
Cash Flows from Operating Activities
   Net income (loss)                                                              $   47.2   $(1,286.4)
   Adjustments to reconcile net income (loss) to
     net cash provided by operating activities
        Depreciation                                                                 126.8       125.6
        Impairment loss on goodwill                                                      -     1,363.7
        Stock-based compensation expense                                               1.5         0.2
        Deferred income taxes                                                         27.6       (23.3)
        Equity in earnings of joint ventures                                          (3.6)       (1.9)
        Net gain from disposal of assets                                              (0.7)          -
        Impairment loss on long-lived assets                                           1.0         1.1
        Amortization of debt-related discounts/premiums, fair value adjustments
         and issue costs, net                                                         (1.8)        1.3
        Deferred income, net                                                           7.0        (5.4)
        Deferred expenses, net                                                        (4.8)        7.4
        Other, net                                                                     5.8         5.0
        Changes in operating assets and liabilities
           Accounts receivable                                                        17.6        (8.9)
           Accounts payable and other current liabilities                             42.4        (4.6)
           Income taxes receivable/payable, net                                      (40.7)       15.8
           Other current assets                                                      (34.5)      (27.6)
Net Cash Provided by Operating Activities                                            190.8       162.0

Cash Flows from Investing Activities
   Capital expenditures                                                              (24.4)      (47.7)
   Proceeds from disposal of assets, net                                               2.2        43.4
   Joint ventures and other investments, net                                           1.4        (3.6)
Net Cash Used in Investing Activities                                                (20.8)       (7.9)

Cash Flows from Financing Activities
   Repayments under commercial paper program                                             -      (326.4)
   Repayments on other debt instruments                                              (47.8)      (85.0)
   Cash from termination of interest rate swaps                                      173.5           -
   Net proceeds from issuance of ordinary shares under
     stock-based compensation plans                                                   10.9         9.1
   Dividends paid                                                                        -        (9.6)
   Financing costs                                                                       -        (8.2)
   Other, net                                                                         (0.4)        0.7
Net Cash Provided by (Used in) Financing Activities                                  136.2      (419.4)

Net Increase (Decrease) in Cash and Cash Equivalents                                 306.2      (265.3)
Cash and Cash Equivalents at Beginning of Period                                   1,214.2       853.4
Cash and Cash Equivalents at End of Period                                        $1,520.4   $   588.1

                                Transocean Inc.
                           Fleet Operating Statistics

                                                    Operating Revenues ($Millions) (1)
                                                   -------------------------------------
                                                            Three Months Ended
                                                   -------------------------------------
INTERNATIONAL AND U.S. FLOATER CONTRACT DRILLING   March 31,   December 31,   March 31,
SERVICES SEGMENT:                                    2003         2002          2002
                                                   ----------  -------------  ----------
Contract Drilling Revenues
   Deepwater:
      5th Generation                               $    175.7  $       182.6  $    149.5
      Other Deepwater                              $    116.2  $       159.0  $    133.9
   Total Deepwater                                 $    291.9  $       341.6  $    283.4
   Mid-Water                                       $    115.1  $       137.5  $    190.7
   Jackups - Non-U.S.                              $    115.3  $       114.5  $    124.1
   Other Rigs                                      $     18.8  $        19.0  $     25.0
Subtotal                                           $    541.1  $       612.6  $    632.2
   Client Reimbursables                            $     21.6              -           -
Segment Total                                      $    562.7  $       612.6  $    623.2

GULF OF MEXICO SHALLOW AND INLAND WATER SEGMENT:
Contract Drilling Revenues
   Jackups and Submersibles                        $     18.7  $        20.8  $     13.4
   Inland Barges                                   $     23.0  $        24.8  $     21.7
   Other                                           $      6.8  $         6.4  $      9.6
Subtotal                                           $     48.5  $        52.0  $     44.7
   Client Reimbursables                            $      4.8              -           -
Segment Total                                      $     53.3  $        52.0  $     44.7

Total Company                                      $    616.0  $       664.6  $    667.9

                                                          Average Dayrates (1) (2)
                                                   -------------------------------------
                                                            Three Months Ended
                                                   -------------------------------------
INTERNATIONAL AND U.S. FLOATER CONTRACT DRILLING   March 31,   December 31,   March 31,
SERVICES SEGMENT:                                     2003         2002          2002
                                                   ----------  -------------  ----------
   Deepwater:
      5th Generation                               $  183,800  $     188,700  $  185,800
      Other Deepwater                              $  113,600  $     120,400  $  120,800
   Total Deepwater                                 $  147,500  $     149,300  $  148,100
   Mid-Water                                       $   77,200  $      84,400  $   81,500
   Jackups - Non-U.S.                              $   56,900  $      57,700  $   58,700
   Other Rigs                                      $   43,200  $      36,200  $   42,500
Segment Total                                      $   91,600  $      96,100  $   90,100

GULF OF MEXICO SHALLOW AND INLAND WATER SEGMENT:
   Jackups and Submersibles                        $   20,100  $      21,900  $   22,200
   Inland Barges                                   $   17,600  $      19,600  $   19,200
   Other Rigs                                      $   18,100  $      18,700  $   17,500
Segment Total                                      $   18,500  $      20,300  $   19,600

Total Mobile Offshore Drilling Fleet               $   69,100  $      74,300  $   72,500

                                                           Utilization (1) (2)
                                                  -------------------------------------
                                                            Three Months Ended
                                                  -------------------------------------
INTERNATIONAL AND U.S. FLOATER CONTRACT DRILLING  March 31,   December 31,   March 31,
SERVICES SEGMENT:                                    2003         2002          2002
                                                  ----------  -------------  ----------
   Deepwater:
      5th Generation                                     97%            96%         81%
      Other Deepwater                                    76%            96%         82%
   Total Deepwater                                       85%            96%         82%
   Mid-Water                                             53%            57%         81%
   Jackups - Non-U.S.                                    87%            83%         90%
   Other Rigs                                            36%            48%         61%
Segment Total                                            69%            74%         82%

GULF OF MEXICO SHALLOW AND INLAND WATER SEGMENT:
   Jackups and Submersibles                              32%            33%         22%
   Inland Barges                                         47%            44%         40%
   Other Rigs                                            32%            29%         55%
Segment Total                                            38%            37%         35%

Total Mobile Offshore Drilling Fleet                     55%            58%         61%

(1) Certain reclassifications have been made to prior periods to conform to current quarter presentation.

(2) Average dayrates are defined as contract drilling revenue earned per revenue earning day and utilization is defined as the percentage of revenue earning days to days available. Effective January 1, 2003, the calculation of average dayrates and utilization has changed to include all active assets. Prior periods have been restated to reflect the change.

                                   TRANSOCEAN INC. AND SUBSIDIARIES
                             NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
                                            (IN US$ MILLIONS)

                                                                              FOR THE QUARTER ENDED
                                                                          ------------------------------
                                                                            MARCH 31,      DECEMBER 31,
                                                                               2003            2002
                                                                          --------------  --------------
OPERATING INCOME (LOSS) BEFORE GENERAL AND ADMINISTRATIVE EXPENSES TO
  FIELD OPERATING INCOME (LOSS) BY SEGMENT RECONCILIATION

    International and U.S. Floater Contract Drilling Services Segment
      Operating income (loss) before general and administrative expense   $       144.0   $    (2,309.8)
      Add back: Depreciation                                                      103.6           103.1
              Impairment loss on long-lived assets                                  1.0         2,502.4
              (Gain) loss from sale of assets, net                                 (1.4)            0.1
                                                                          --------------  --------------
      Field operating income                                              $       247.2   $       295.8
                                                                          --------------  --------------

    Gulf of Mexico Shallow and Inland Water Segment
      Operating loss before general and administrative expense            $       (28.5)  $      (403.5)
      Add back: Depreciation                                                       23.2            23.1
              Impairment loss on long-lived assets                                    -           383.0
              (Gain) loss from sale of assets, net                                    -            (0.3)
                                                                          --------------  --------------
      Field operating income (loss)                                       $        (5.3)  $         2.3
                                                                          --------------  --------------

                                                                                      AS OF
                                                                          ------------------------------
                                                                            MARCH 31,      DECEMBER 31,
                                                                               2003            2002
                                                                          --------------  --------------
TOTAL DEBT TO NET DEBT RECONCILIATION

Total Debt                                                                $     4,619.8   $     4,678.0
   Less: Cash and cash equivalents                                              1,520.4         1,214.2
             Swap Receivables                                                         -           181.3
                                                                          --------------  --------------
Net Debt                                                                  $     3,099.4   $     3,282.5
                                                                          --------------  --------------

TOTAL CAPITAL
   Total Shareholders' Equity                                             $     7,201.7   $     7,141.4
   Add Back:  Total Debt                                                        4,619.8         4,678.0
                                                                          --------------  --------------
Total Capital                                                             $    11,821.5   $    11,819.4
                                                                          --------------  --------------

TOTAL CAPITAL TO TANGIBLE CAPITAL RECONCILIATION
   Total Shareholders' Equity                                             $     7,201.7   $     7,141.4
   Add Back: Net Debt (see calculation above)                                   3,099.4         3,282.5
   Less:         Goodwill, net                                                 (2,190.6)       (2,218.2)
                                                                          --------------  --------------
Tangible Capital                                                          $     8,110.5   $     8,205.7
                                                                          --------------  --------------

Debt/Total Capital                                                                 39.1%           39.6%
Net Debt/Tangible Capital                                                          38.2%           40.0%